SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010 (December 31, 2009)

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2009, the outstanding principal amount of our 10% Senior Secured Discount Convertible Notes due 2009 (the “10% Notes”) matured and was paid in cash.

In connection with the maturity of the 10% Notes, we, and our subsidiary XM Satellite Radio Inc. (“XM”), and certain other of our subsidiaries entered into a new Collateral Agreement (the “Collateral Agreement”) with U.S Bank National Association, as Collateral Agent, for XM’s 11.25% Senior Secured Notes due 2013 (the “11.25% Notes”). The Collateral Agreement secures the 11.25% Notes with a lien on substantially all our assets (other than real estate), XM’s assets and certain of our subsidiaries’ assets. The Collateral Agreement replaced the security agreement which had secured the 10% Notes and the 11.25% Notes.

The foregoing description of the Collateral Agreement is qualified in its entirety by reference to the full text of the Collateral Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Collateral Agreement, dated as of December 31, 2009, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., certain subsidiaries thereof, and U.S. Bank National Association, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: January 6, 2010	By:	/S/ PATRICK DONNELLY
Patrick Donnelly
Secretary

EXHIBIT INDEX

No.	Description
10.1	Collateral Agreement, dated as of December 31, 2009, by and among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., certain subsidiaries thereof, and U.S. Bank National Association, as Collateral Agent.